Principal Life Insurance Company

                   Actuarial Memorandum for Policy Form SF-653
               Executive Flexible Premium Variable Universal Life



                                         Kiri Parankirinathan, ASA, MAAA
                                           Product Consulting Actuary



                        Principal Life Insurance Company

                   Actuarial Memorandum for Policy Form SF-653
               Executive Flexible Premium Variable Universal Life


General Description of the Policy

Policy form SF-653 is a Flexible Premium Variable Universal Life Insurance Policy ("Policy"). The product will be offered for sale to corporations, trusts, partnerships and individuals under corporate sponsored plans. Corporations may purchase this policy on the lives of its employees on whom an insurable interest is established. The Policy Owner may increase or decrease the face amount of insurance, change the allocation of premium (net of loads) among investment options, and transfer amounts among investment options subject to Principal Life Insurance Company's rules. Investment options consist only of a Variable Life Account Fund. Policy Owners cannot allocate any premium to the General Account (Fixed account). This is a non-participating policy.

Premiums

After the initial premium is paid, premium payments are flexible subject to the limitations specified in the policy. Premium loads are deducted from each premium payment. Any premium that would disqualify the contract as life insurance, according to IRC 7702 regulation, will be returned.

Face Amounts and Death Benefits

This policy provides adjustable life insurance coverage payable upon the death of the insured until the Maturity Date. If the Policy Owner selects the Supplemental Benefit Rider, the Face Amount will include the Supplemental Benefit Amount.

Policy Owner will have the option of selecting one of the two following Death Benefit Compliance Tests at issue:
(1)      The Guideline Premium Test
(2)      The Cash Value Accumulation Test

Once a test is selected at issue, it cannot be changed. There are three death benefit options available:

Option 1: The Death Benefit equals the Face Amount.
Option 2: The Death Benefit  equals the Face Amount plus the Policy Value on the date of the insured's death.
Option 3: The Death Benefit equals the Face Amount plus the cumulative premiums less cumulative partial withdrawals.

Options 2 and 3 are not available under the Cash Value Accumulation Test.

Regardless of the death benefit option, the death benefit is subject to a minimum to ensure the compliance with IRC 7702.

The Death Benefit is equal to the total insured amount less any indebtedness and less any deduction amounts that are not paid.

Maturity Date and Maturity Value
The Maturity Date is the policy anniversary next following the insured's attained age 100.

On the Maturity Date, a Maturity Value equal to the Net Surrender Value will be paid. The Extended Coverage Rider provides the opportunity to extend the payment of the Death Benefit past the Maturity Date to the date of the insured's death.

Investment Accounts

Principal Life Insurance Company will establish Divisions of the Separate Account. These Divisions make up the investment options available to the policyholder and represent where the policy's Policy Value will be invested. Detailed descriptions of the Divisions can be found in the policy prospectus filed with the Securities and Exchange Commission. Premiums, net of premium loads, are allocated among Divisions using allocation percentages as designated by the policyholder. These allocation percentages may be changed at any time. Transfers may be made between Divisions at any time. There is no charge for the first transfer each policy month. A $25.00 per transfer will be assessed to each additional transfer.

An investment expense is deducted from the investment return to the policyholder for the Division chosen. Investment expenses vary by fund and can be found in the prospectus.

Policy Value

The Policy Value on any date after date of issue is the total Policy Value on previous day, plus any premium amounts received,
          any increase due to investment results in the Divisions to which that portion of total Policy Value is allocated, and that portion of interest credited on that portion of the total Policy Value that is in the loan account, minus
          any premium loads
          any amounts representing partial withdrawals, and any decrease due to investment results in the Divisions to which that portion of total Policy Value is allocated

Additionally, on each monthly activity date, the total Policy Value is reduced by the cost of insurance charge, any substandard flat extras, the asset based charge and the cost of any riders in-force on the policy, if any.

Surrender Value

There are no surrender charges on this policy. The Surrender Value is enhanced by the Enhanced Cash Surrender Value Rider (ECSVR). This rider automatically becomes part of the policy at issue. The Surrender Value for this policy equals the Policy Value plus enhancements as a result of the ECSVR. The Net Surrender Value equals the Surrender Value less any outstanding loans or loan interest.

Loans and Partial Surrenders

Loans are available on any Valuation Day, subject to maximums and minimums set forth in the Policy. Up to 90% of the Net Policy Value may be borrowed. Policy loans will be transferred from one or more of the Divisions into the loan account. Balances in the loan account will be charged interest at a rate of 5.00% in policy years 1 through 10 and 4.30% in Policy Years 11 and thereafter. The rate of interest credited to the balance will be the charged loan interest rate less 1.00% in years 1 though 10 and 0.30% in years 11 and after, never to exceed 1.00% in all years.

Partial Surrenders are available on any Valuation Day, subject to maximums and minimums set forth in the Policy. Up to 90% of the Net Policy Value may be withdrawn. The withdrawals will result in the redemption of units from one or more Divisions. The Net Policy Value will be reduced by the amount of the withdrawal plus a transaction charge. No charge will be assessed for the first two withdrawals in any given Policy Year. A $25.00 charge per withdrawal will be assessed for all other withdrawals.

Underwriting/Risk Classification

The company offers full underwriting and special underwriting programs. Risk classes will differ by smoking status. For policies issued on a fully underwritten basis, risk classes will further vary by preferred and standard.

Substandard Insureds

Substandard ratings and Flat Extras will be available. Any charges will be set forth in the policy.

A table rating will be charged by applying the appropriate multiple to the insured's standard cost of insurance rate. For example, the cost of insurance rates for an insured rated 250% of standard would be 2.5 times the standard cost of insurance rates for a non-rated insured.

Continuation of Insurance Benefit & Policy Termination

If premiums are not continued and the death benefit guarantee premium requirement is not met, the policy will continue in force until the Net Surrender Value is insufficient to pay the monthly policy charge.

The grace period of 61 days begins when we mail the notice of impending termination. A notice of impending termination is sent at the point there is not enough net policy value to process the monthly policy charge. The policy is in a pending lapse status during the grace period. Loan re-payments can be accepted while the policy is in pending lapse. The total face amount can also be adjusted if the policy is in pending lapse. If the requested premium, as defined below is not received by the end of the grace period, the policy terminates as of the end of the grace period. If the insured dies within the grace period, we will pay the death proceeds. No adjustments of the face amount can be made during the grace period. The requested premium is 3 times the first failed monthly deduction divided by (1-maximum premium expense charge), plus any amount by which the Net Policy Value is below zero.

Reinstatement


The policy may be reinstated provided:
o    Such reinstatement is prior to the maturity date
o    Not more than three years have elapsed since the policy terminated
o    Insured supplies evidence which satisfies us that the insured is insurable
o Outstanding loans are repaid or reinstated at the indebtedness existing at termination
o We receive three monthly policy charges divided by 1 minus the maximum premium expense charge of 0.1045.


Cost of Insurance

The current cost of insurance rates for this policy reflect the insured's age, sex and underwriting class. The cost of insurance rates declared in any policy year would never exceed the Maximum Cost of Insurance Rates. The Maximum Cost of Insurance Rates are based on 1980 CSO Mortality Table (ANB). The variations of 1980 CSO are as follows:

         Sex/Smoker                                  Table
         Male Non-Smoker                    1980 CSO Aggregate (Male Non-Smoker)
         Male Smoker                            1980 CSO Aggregate (Male Smoker)
         Female Non-Smoker                1980 CSO Aggregate (Female Non-Smoker)
         Female Smoker                        1980 CSO Aggregate (Female Smoker)
         Unisex Non-Smoker      1980 CSO Aggregate Table B (Non-Smoker-80% Male)
         Unisex Smoker              1980 CSO Aggregate Table B (Smoker-80% Male)

The Company may use lower cost of insurance rates than those guaranteed. Appropriate actuarial adjustments will be made for the various underwriting classifications.


Reserves

The reserve will be based on the Commissioners Reserve Valuation Method. It will equal or exceed the Surrender Value.

Additional reserves are held for the guaranteed minimum death benefit provided for by the Death Benefit Guarantee Rider. These reserves are calculated according to the requirements in the NAIC Actuarial Guideline VL-GMDB.

Additional Policy Factors


Issue Ages and Risk Classes (Sex distinct and unisex)
1)   Ages 20-75, Standard/Preferred & Smoker/Non-smoker
2)   Ages 20-70, special underwriting programs, Smoker/Non-smoker

Maturity age
100

Substandard Ratings:
--------------------
1)   A-H percentage ratings
2)   Flat extras (AA & RR) up to $99.99 per thousand available


Minimum Premium to Issue Case:
N/A

Minimum Face Amount
$100,000 (combined face amount for the base and supplemental benefit insurance)

Maximum Face Amount:
Based upon reinsurance and underwriting program maximum limits. We will reserve the right to limit premium payments if the net amount at risk grows beyond the maximum limits as defined in our reinsurance treaties.

Charges and Deductions

Premium Load

    ----------------- ---------------------------- -----------------------------
    Policy Year       Up to Target Premium         On Excess Premium
    ----------------

    ----------------- ---------------------------- -----------------------------
    ----------------- ------------ --------------- -------------- --------------
                      Sales Load   Premium         Sales Load     Premium
                                   Tax+DAC                        Tax+DAC
    ----------------- ------------ --------------- -------------- --------------
    ----------------- ------------ --------------- -------------- --------------
    1                 4.5%         3.45%           0%             3.45%

    ----------------- ------------ --------------- -------------- --------------
    ----------------- ------------ --------------- -------------- --------------
    2 to 5            7%           3.45%           0%             3.45%

    ----------------- ------------ --------------- -------------- --------------
    ----------------- ------------ --------------- -------------- --------------
    6 to 10           3%           3.45%           0%             3.45%

    ----------------- ------------ --------------- -------------- --------------
    ----------------- ------------ --------------- -------------- --------------
    11+               0%           3.45%           0%             3.45%

    ----------------- ------------ --------------- -------------- --------------

Guaranteed Premium Load is equal to current Premium Load in years 1 through 10. Guaranteed Premium load is 6.45% in years 11 and after. Asset Based Charge The total asset based charge is 0.30% (of assets) per year deducted monthly.

The guaranteed asset based charge is 0.60%. If there is an increase to the asset based charge, it will not be applied to existing policies for the life of such policies. Increase will be applicable only to new policies and the increase will be subject to the maximum of 0.60%.

Policy Administration Charge
Current and guaranteed charge is $0.00/mo.

Underwriting Charge
Current and guaranteed charge is $0.00/mo.

Surrender Charge
There are no surrender charges on this product.


 Compliance with Standard Nonforfeiture Laws (SNFL)

The NAIC Model Variable Life Insurance Regulation discusses nonforfeiture values for variable life policies. Under the retrospective approach, a demonstration is to be provided showing that if the net investment return for the policy equals the accumulation rate, the resulting Policy Values and nonforfeiture benefits will be at least equal to the minimum values for a general account policy with the same premiums and benefits. This discussion demonstrates that this provision is met at all times due to the design of this policy.

This discussion assumes a 4.00% accumulation rate or net investment return. The maximum nonforfeiture interest rate for calendar year 2002 is 5.75%, i.e. 125% of the maximum allowable valuation interest rate (4.50%), rounded to the nearest ..25%. The guaranteed cost of insurance charges under this policy equal the minimum mortality allowable under SNFL. Since the mortality basis is equivalent and the accumulation rate or net investment return is lower than the prescribed nonforfeiture interest rate for calculating minimum values, the resulting values under this policy will exceed SNFL minimums as long as surrender charges do not exceed the maximum expense allowances provided under SNFL, less the initial excess expense charge. Surrender charges for this policy are zero. Therefore, as long as the maximum expense allowance less the initial excess expense charge is greater than zero, the requirement is met.

Definitions

         X        =        age at issue
         TMx+t    =        present value of a life annuity of $1 per year
                           payable at the beginning of each year to a life age
                           x+t, calculated using 1980 CSO Aggregate ANB, sex and
                           smoker/non-smoker distinct mortality table.
                           Interest was assumed at 4.00%
         EA       =        initial expense allowance as defined by the 1980
                           amendments to SNFL
         NLPx     =        net level annual premium, calculated using 1980 CSO
                           Aggregate ANB, sex and smoker/non-smoker distinct mortality table. Interest was assumed at 4.00%

Expense Allowance
As defined by the 1980 amendments to the SNFL, the initial expense allowance per thousand of insurance is

         Per thousand EA   =        $10 + 1.25 * min [$40, NLPx]

The unused initial expense allowance equals Per thousand EA less the initial excess expense charge on a per thousand basis. The initial excess expense charge is equal to the first year expense charge less the average administrative expense charge over policy years 2 though 20.

The unamortized unused initial expense allowance during the policy year beginning on policy anniversary is the unused initial expense allowance times the ratio of TMx+t / TMx.

Based on the load structure for this policy, the initial excess expense charge is always less than the maximum expense allowance per SNFL. The following chart demonstrates this for various ages and risk-classes at the Target Premium.

------------ -------------------------------------------- --------------------------------------------
                                 MNS                                          FNS
------------ -------------------------------------------- --------------------------------------------
------------ --------------------- ---------------------- --------------------- ----------------------
    age        Maximum Expense        Initial Excess        Maximum Expense        Initial Excess
              Allowance Per SNFL    Expense Charge Per     Allowance Per SNFL    Expense Charge Per
                 Per Thousand            Thousand             Per Thousand            Thousand
------------ --------------------- ---------------------- --------------------- ----------------------
------------ --------------------- ---------------------- --------------------- ----------------------
25           20                    0.19                   18                    0.16
------------ --------------------- ---------------------- --------------------- ----------------------
------------ --------------------- ---------------------- --------------------- ----------------------
35           25                    0.27                   23                    0.23
------------ --------------------- ---------------------- --------------------- ----------------------
------------ --------------------- ---------------------- --------------------- ----------------------
45           33                    0.37                   29                    0.32
------------ --------------------- ---------------------- --------------------- ----------------------
------------ --------------------- ---------------------- --------------------- ----------------------
55           48                    0.51                   41                    0.43
------------ --------------------- ---------------------- --------------------- ----------------------
------------ --------------------- ---------------------- --------------------- ----------------------
65           60                    0.69                   60                    0.59
------------ --------------------- ---------------------- --------------------- ----------------------
------------ -------------------------------------------- --------------------------------------------

                                 MSM                                          FSM
------------ -------------------------------------------- --------------------------------------------
------------ --------------------- ---------------------- --------------------- ----------------------
    age        Maximum Expense        Initial Excess        Maximum Expense        Initial Excess
              Allowance Per SNFL    Expense Charge Per     Allowance Per SNFL    Expense Charge Per
                 Per Thousand            Thousand             Per Thousand            Thousand
------------ --------------------- ---------------------- --------------------- ----------------------
------------ --------------------- ---------------------- --------------------- ----------------------
25           22                    0.19                   20                    0.16
------------ --------------------- ---------------------- --------------------- ----------------------
------------ --------------------- ---------------------- --------------------- ----------------------
35           29                    0.27                   25                    0.23
------------ --------------------- ---------------------- --------------------- ----------------------
------------ --------------------- ---------------------- --------------------- ----------------------
45           40                    0.37                   33                    0.32
------------ --------------------- ---------------------- --------------------- ----------------------
------------ --------------------- ---------------------- --------------------- ----------------------
55           60                    0.51                   46                    0.43
------------ --------------------- ---------------------- --------------------- ----------------------
------------ --------------------- ---------------------- --------------------- ----------------------
65           60                    0.69                   60                    0.59
------------ --------------------- ---------------------- --------------------- ----------------------

------------ -------------------------------------------- --------------------------------------------
                             UNISEX NSM                                    UNISEX SM
------------ -------------------------------------------- --------------------------------------------
------------ --------------------- ---------------------- --------------------- ----------------------
    age        Maximum Expense        Initial Excess        Maximum Expense        Initial Excess
              Allowance Per SNFL    Expense Charge Per     Allowance Per SNFL    Expense Charge Per
                 Per Thousand            Thousand             Per Thousand            Thousand
------------ --------------------- ---------------------- --------------------- ----------------------
------------ --------------------- ---------------------- --------------------- ----------------------
25           19                    0.19                   22                    0.19
------------ --------------------- ---------------------- --------------------- ----------------------
------------ --------------------- ---------------------- --------------------- ----------------------
35           24                    0.26                   28                    0.26
------------ --------------------- ---------------------- --------------------- ----------------------
------------ --------------------- ---------------------- --------------------- ----------------------
45           32                    0.36                   39                    0.36
------------ --------------------- ---------------------- --------------------- ----------------------
------------ --------------------- ---------------------- --------------------- ----------------------
55           47                    0.49                   57                    0.49
------------ --------------------- ---------------------- --------------------- ----------------------
------------ --------------------- ---------------------- --------------------- ----------------------
65           60                    0.67                   60                    0.67
------------ --------------------- ---------------------- --------------------- ----------------------


Comparing Policy Values to Minimum Cash Value Requirements of SNFL
The minimum cash surrender value per SNFL is the Policy Value less the unamortized unused initial expense allowance. If surrender charges are less than this amount, the contract meets the minimum values as required. This variable policy does not have any surrender charges, and as a result, this policy always complies with the minimum value requirements of SNFL.


                                   APPENDIX A

                      Guaranteed Cost of Insurance Rates .

1980 CSO ANB M/F NS/SM
Age nearest birthday

              MNS         FNS         MS           FS
0             0.00418     0.00289     0.00418      0.00289
1             0.00107     0.00087     0.00107      0.00087
2             0.00099     0.00081     0.00099      0.00081
3             0.00098     0.00079     0.00098      0.00079
4             0.00095     0.00077     0.00095      0.00077
5             0.0009      0.00076     0.0009       0.00076
6             0.00086     0.00073     0.00086      0.00073
7             0.0008      0.00072     0.0008       0.00072
8             0.00076     0.0007      0.00076      0.0007
9             0.00074     0.00069     0.00074      0.00069
10            0.00073     0.00068     0.00073      0.00068
11            0.00077     0.00069     0.00077      0.00069
12            0.00085     0.00072     0.00085      0.00072
13            0.00099     0.00075     0.00099      0.00075
14            0.00115     0.0008      0.00115      0.0008
15            0.00129     0.00084     0.00165      0.00094
16            0.00143     0.00088     0.00187      0.00099
17            0.00154     0.00092     0.00205      0.00104
18            0.0016      0.00095     0.00216      0.00109
19            0.00166     0.00098     0.00226      0.00113
20            0.00168     0.00101     0.00231      0.00116
21            0.00167     0.00102     0.00233      0.00118
22            0.00164     0.00104     0.0023       0.00121
23            0.00161     0.00105     0.00226      0.00123
24            0.00157     0.00108     0.00221      0.00127
25            0.00152     0.00109     0.00214      0.00129
26            0.00148     0.00112     0.00208      0.00134
27            0.00146     0.00114     0.00206      0.00138
28            0.00144     0.00117     0.00204      0.00142
29            0.00144     0.0012      0.00206      0.00148
30            0.00144     0.00124     0.0021       0.00155
31            0.00147     0.00127     0.00217      0.00161
32            0.0015      0.00131     0.00224      0.00168
33            0.00155     0.00135     0.00235      0.00175
34            0.00161     0.00142     0.00248      0.00186
35            0.00169     0.00147     0.00263      0.00194
36            0.00177     0.00156     0.00281      0.00209
37            0.00188     0.00167     0.00304      0.00228
38            0.002       0.00179     0.0033       0.00249
39            0.00214     0.00193     0.0036       0.00273

1980 CSO ANB M/F NS/SM
Age nearest birthday

             MNS          FNS         MS          FS
40           0.00229      0.00208     0.00394     0.003
41           0.00247      0.00226     0.00434     0.00333
42           0.00265      0.00244     0.00475     0.00364
43           0.00286      0.00262     0.00522     0.00396
44           0.00307      0.0028      0.00571     0.00428
45           0.00332      0.00299     0.00627     0.00461
46           0.00359      0.00319     0.00683     0.00495
47           0.00388      0.00341     0.00744     0.00531
48           0.00419      0.00365     0.00808     0.00568
49           0.00454      0.0039      0.0088      0.00608
50           0.00491      0.00419     0.00956     0.00654
51           0.00535      0.0045      0.01044     0.007
52           0.00586      0.00485     0.01142     0.00752
53           0.00643      0.00526     0.01254     0.00813
54           0.00709      0.00568     0.0138      0.00875
55           0.00782      0.00613     0.01514     0.0094
56           0.00863      0.00659     0.01659     0.01005
57           0.00949      0.00705     0.01809     0.01067
58           0.01042      0.00749     0.01969     0.01125
59           0.01147      0.00796     0.02135     0.01185
60           0.01264      0.00851     0.02319     0.01251
61           0.01394      0.00916     0.02526     0.01336
62           0.01542      0.00998     0.02759     0.01439
63           0.01711      0.01101     0.03023     0.01578
64           0.01902      0.01223     0.03314     0.01733
65           0.02113      0.01355     0.03629     0.01907
66           0.0234       0.01497     0.03957     0.02079
67           0.02586      0.01641     0.04301     0.02258
68           0.0285       0.01786     0.04655     0.0242
69           0.03138      0.01941     0.05032     0.02602
70           0.03463      0.0212      0.05448     0.02795
71           0.03891      0.02334     0.05909     0.03045
72           0.04256      0.02599     0.06433     0.03355
73           0.04744      0.02922     0.07023     0.03733
74           0.05292      0.03302     0.07666     0.04174
75           0.0588       0.03732     0.08377     0.04664
76           0.06506      0.04204     0.0911      0.05192
77           0.07164      0.04711     0.09852     0.05746
78           0.07847      0.05253     0.10591     0.06323
79           0.08572      0.05845     0.11349     0.06941
80           0.09367      0.06512     0.12159     0.07626
81           0.10252      0.07276     0.13041     0.084
82           0.11252      0.08159     0.1402      0.09284


                          GUARANTEED COST OF INSURANCE RATES

1980 CSO ANB M/F NS/SM
Age nearest birthday

              MNS         FNS         MS           FS


83            0.12379     0.09176     0.15103      0.10287
84            0.13611     0.10303     0.16249      0.11465
85            0.1492      0.11538     0.1742       0.12642
86            0.1628      0.12858     0.18578      0.13979
87            0.17679     0.14271     0.19706      0.15267
88            0.19089     0.15761     0.20937      0.16723
89            0.20529     0.17351     0.22152      0.18107
90            0.22019     0.19039     0.23369      0.19701
91            0.23584     0.20858     0.24612      0.214
92            0.25275     0.2286      0.25933      0.23254
93            0.27163     0.2514      0.2763       0.25355
94            0.29565     0.27931     0.29815      0.27931
95            0.32996     0.31732     0.32996      0.31732
96            0.38455     0.37574     0.38455      0.37574
97            0.4802      0.47497     0.4802       0.47497
98            0.65798     0.65585     0.65798      0.65585
99            1           1           1            1

                       Guaranteed Cost of Insurance Rates
                                          1980 CSO Table B ANB  Unisex
                  AGE               NonSmoker                 Smoker
                    0                 0.00392                0.00392
                    1                 0.00103                0.00103
                    2                 0.00095                0.00095
                    3                 0.00094                0.00094
                    4                 0.00091                0.00091
                    5                 0.00087                0.00087
                    6                 0.00083                0.00083
                    7                 0.00078                0.00078
                    8                 0.00075                0.00075
                    9                 0.00073                0.00073
                   10                 0.00072                0.00072
                   11                 0.00075                0.00075
                   12                 0.00082                0.00082
                   13                 0.00094                0.00094
                   14                 0.00108                0.00108
                   15                 0.00120                0.00151
                   16                 0.00132                0.00170
                   17                 0.00142                0.00185
                   18                 0.00147                0.00195
                   19                 0.00152                0.00204
                   20                 0.00155                0.00209
                   21                 0.00155                0.00210
                   22                 0.00152                0.00209
                   23                 0.00150                0.00206
                   24                 0.00147                0.00203
                   25                 0.00144                0.00197
                   26                 0.00141                0.00193
                   27                 0.00140                0.00192
                   28                 0.00138                0.00192
                   29                 0.00140                0.00194
                   30                 0.00140                0.00199
                   31                 0.00143                0.00206
                   32                 0.00146                0.00213
                   33                 0.00150                0.00223
                   34                 0.00158                0.00235
                   35                 0.00164                0.00250
                   36                 0.00173                0.00267
                   37                 0.00183                0.00289
                   38                 0.00196                0.00314
                   39                 0.00210                0.00343
                   40                 0.00225                0.00375
                   41                 0.00243                0.00414
                   42                 0.00260                0.00453



                  AGE               NonSmoker                 Smoker
                   43                 0.00281                0.00497
                   44                 0.00301                0.00542
                   45                 0.00326                0.00594
                   46                 0.00351                0.00645
                   47                 0.00378                0.00701
                   48                 0.00409                0.00760
                   49                 0.00441                0.00825
                   50                 0.00476                0.00895
                   51                 0.00518                0.00974
                   52                 0.00565                0.01063
                   53                 0.00619                0.01164
                   54                 0.00681                0.01277
                   55                 0.00748                0.01396
                   56                 0.00821                0.01524
                   57                 0.00900                0.01655
                   58                 0.00984                0.01793
                   59                 0.01075                0.01936
                   60                 0.01180                0.02093
                   61                 0.01296                0.02272
                   62                 0.01430                0.02475
                   63                 0.01586                0.02709
                   64                 0.01762                0.02966
                   65                 0.01955                0.03245
                   66                 0.02164                0.03533
                   67                 0.02387                0.03833
                   68                 0.02624                0.04134
                   69                 0.02882                0.04456
                   70                 0.03174                0.04806
                   71                 0.03551                0.05202
                   72                 0.03889                0.05656
                   73                 0.04337                0.06172
                   74                 0.04839                0.06739
                   75                 0.05384                0.07364
                   76                 0.05965                0.08011
                   77                 0.06577                0.08664
                   78                 0.07213                0.09317
                   79                 0.07892                0.09991
                   80                 0.08640                0.10714
                   81                 0.09477                0.11511
                   82                 0.10426                0.12403
                   83                 0.11502                0.13401
                   84                 0.12680                0.14497
                   85                 0.13945                0.15608
                   86                 0.15261                0.16775
                   87                 0.16638                0.17903



                  AGE               NonSmoker                 Smoker
                   88                 0.18045                0.19174
                   89                 0.19503                0.20404
                   90                 0.21029                0.21742
                   91                 0.22651                0.23158
                   92                 0.24413                0.24688
                   93                 0.26404                0.26545
                   94                 0.28936                0.28936
                   95                 0.32489                0.32489
                   96                 0.38097                0.38097
                   97                 0.47769                0.47769
                   98                 0.65738                0.65738
                   99                 1.00000                1.00000